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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                November 1, 2000
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                Date of Report (Date of earliest event reported)



                                 CyberCash, Inc.
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             (Exact name of registrant as specified in its charter)



                 Delaware                  0-27470           54-725021
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      (State or other jurisdiction       (Commission       (IRS Employer
           of incorporation)              File No.)     Identification No.)



                   2100 Reston Parkway, Reston, Virginia 20191
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               (Address of principal executive offices) (Zip Code)



               Registrant's telephone number, including area code:
                                 (703) 620-4200
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                                 Not applicable
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          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS.

The purpose of this Form 8-K is to report that on November 1, 2000, the Registrant agreed to issue $10,998,082 aggregate principal amount of 6% subordinated convertible notes due 2002 (the "Notes") in exchange for its obligations to the buyers under that certain securities purchase agreement dated August 19, 1999, as amended September 7, 1999 and July 26, 2000 (the "Agreement") to deliver additional shares of the Registrant's common stock, par value $0.001 per share, or pay cash on October 19, 2000 if the Reset Price (as defined in the Agreement) is less than $9.125 per share. Interest payments will be payable semi-annually in arrears, commencing May 1, 2001. The Notes will be convertible at $2.4345 per share, and callable by the Registrant at par at the expiration of any 20 consecutive trading day period in which the closing bid price for the Registrant's common stock exceeds $4.869 per share. The Registrant has agreed to register under the Securities Act of 1933 the resale of the Registrant common stock to be issued upon conversion of the Notes.


                                   SIGNATURES



                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        CyberCash, Inc.




Date:  November 1, 2000                 By:  /s/ John H. Karnes
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                                            John H. Karnes
                                            Chief Financial Officer